Exhibit 99.1

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (720) 726 9662 www.gatossilver.com

GATOS SILVER ANNOUNCES EXECUTIVE APPOINTMENTS

Denver, CO — June 28, 2022 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) is pleased to announce the appointments of André van Niekerk as Chief Financial Officer effective July 1, 2022 and James Woeller as Vice President, Corporate Development and Business Improvement effective July 16, 2022.

André brings over 23 years of progressive experience with an excellent track record of success in the mining industry. Mr. van Niekerk joins Gatos Silver from Nevada Copper Corp. where he served as Chief Financial Officer since 2020. He was instrumental in helping to transition Nevada Copper from a development asset to an operating mine and led several successful equity offerings and debt restructurings. Previously, Mr. van Niekerk was Executive Vice President and Chief Financial Officer at Golden Star Resources, an established gold mining company that operates in Ghana. During his 14 years at Golden Star, André progressed through various key operational and financial roles with a constant focus on business improvement and value creation. Mr. van Niekerk began his career at KPMG in South Africa and Denver in various advisory and audit roles. He holds bachelor’s degrees in accounting from both the University of South Africa and University of Pretoria. André is a Certified Public Accountant.

André will be responsible for directing all the Company’s activities related to financial matters and will be a key member of the executive team in helping to set the Company’s overall strategy.

Gatos Silver is also pleased to announce the addition of James Woeller as Vice President, Corporate Development and Business Improvement. Prior to joining Gatos, James served as Director, Strategy and Business Analysis at Teck Resources Limited. James is an experienced mining professional with over 10 years of progressive experience in strategic, commercial, and financial planning roles, including numerous corporate development roles and more than three years as the business development manager on Teck’s QB2 project where he advanced numerous optimization initiatives and was the in-country lead on the successful partnering process of a 30% stake to Japanese partners. Mr. Woeller holds a Bachelor of Applied Science (Mining) from Queen’s University and a Master of Science in Mineral Economics from the Colorado School of Mines. James holds a Chartered Financial Analyst designation.

"I am delighted to welcome André to the Company as our new CFO," said Dale Andres, Chief Executive Officer of Gatos Silver. "André brings demonstrated leadership and extensive financial, operational, and strategic experience to this important role. Combined with the appointment of James, Gatos Silver has significantly strengthened the executive team. André and James will be a huge asset to Gatos Silver as we enter our next phase of optimization and growth and further our mission to be a leading silver producing Company.”

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture (“LGJV”), the Company is primarily focused on operating the mine and mineral processing plant at the LGJV’s Cerro Los Gatos deposit which started producing in 2019. More than 85% of the approximately 103,087-hectare mineral rights package has yet to be drilled, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Tiffany Osburn

Director, Financial Reporting & Corporate Communications

investors@gatossilver.com

(720) 726 9662